UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


FORM 8-K
Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 10, 1998


HAGLER BAILLY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE__________                                            54-1759180
(State or other jurisdiction of incorporation or organization) I.R.S. Employer
  Identification Number

1530 Wilson Boulevard, Suite 900, Arlington, VA 22209 (Address of principal executive offices)(Zip Code)

703-351-0300
(Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months(or such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No















Table of Contents

Description   ____

Item 5.  Other Events...........................................................
SIGNATURES......................................................................

Item 5.  Other Events.


     On February 23, 1998 Hagler Bailly, Inc. ("Hagler Bailly") completed the merger (the "Merger") of its wholly-owned subsidiary, Hagler Bailly Acquisition Corp. 1998-1 ("Merger Sub") with and into TB&A Group, Inc. ("TB&A") pursuant to the Plan and Agreement of Merger dated as of February 2, 1998 by and among Hagler Bailly, Merger Sub and TB&A (the "Merger Agreement"). Upon consummation of the Merger, TB&A became a wholly-owned subsidiary of Hagler Bailly.

         TB&A provides professional management services, and supports public and private clients in the gas, electric and telecommunications sectors worldwide with business planning, market assessment and strategy, organizational effectiveness, reengineering, operational improvements, bench-marking and best practices, customer acquisition and aggregation, regulatory analysis and strategy, affiliated interests reviews, technology commercialization, procurement and materials management, product and service value analysis, new product development, resource management and asset restructuring.

     Pursuant to the Merger Agreement, each share of TB&A Common Stock outstanding immediately prior to the effective time (the "Effective Time") of the Merger was converted into approximately 0.78521 shares of Hagler Bailly Common Stock. An aggregate of 454,994 shares of Hagler Bailly Common Stock were issued to former holders of TB&A Common Stock(cash will be paid in lieu of fractional shares aggregating approximately six (6) shares).

     Pursuant to the Merger Agreement, 45,500 shares of Hagler Bailly Common Stock issued to former holders of TB&A Common Stock were deposited into escrow to secure the performance of the indemnity obligations of TB&A under the Merger Agreement and are subject to the Escrow Agreement dated as of February 23, 1998 by and among Hagler Bailly, Merger Sub, the Escrow Agent, State Street Bank and Trust Company, as Escrow Agent, and Michael J. Beck, as Stockholders' Representative.

     The Merger is intended to be a tax-free reorganization for federal income tax purposes and is accounted for as a "pooling of interests" under generally accepted accounting principles.

     The shares of Hagler Bailly Common Stock issued pursuant to the Merger have not been registered under the Securities Act of 1933.

     Hagler Bailly estimates it has incurred as much as $200,000 in transaction costs in connection with the Merger.

     In connection with the Merger, a subsidiary of Hagler Bailly has entered into employment and non-competition agreements with Michael J. Beck, Ken Buckstaff, Stephen P. Budd, Jassi S. Cheema, Derek HasBrouck, Thomas J. Resh and William P. Zarakas, all of whom were officers of TB&A prior to the Merger.

     Upon consummation of the Merger, there were 8,869,291 shares of Hagler Bailly Common Stock issued and outstanding.



































                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               HAGLER BAILLY, INC.
                             (Registrant)




Date:  March 10, 1998        By: /s/ Henri-Claude Bailly
                               Henri-Claude Bailly
                             President, Chief Executive Officer
                            and Chairman of the Board



Date:  March 10, 1998        By: /s/Daniel M. Rouse
                             Daniel M. Rouse
                             Vice President, Chief Financial
                             Officer, and Treasurer